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Exhibit 99.3

GREAT LAKES CHEMICAL CORPORATION

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

All tenders of shares of Great Lakes common stock are subject to the terms of the Letter of Transmittal, these Instructions and the offering circular-prospectus dated             , 2002, which were mailed to stockholders of record as of            , 2002.
    THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 P.M. MIDNIGHT, NEW YORK CITY TIME, ON            , 2002, UNLESS GREAT LAKES EXTENDS THE OFFER. THE EXCHANGE AGENT MUST RECEIVE YOUR LETTER OF TRANSMITTAL AND STOCK CERTIFICATES, IF APPLICABLE, AND ALL OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL BEFORE 12:00 P.M. MIDNIGHT, NEW YORK CITY TIME, ON            , 2002 IF YOU WANT TO PARTICIPATE IN THE EXCHANGE OFFER.

    The Letter of Transmittal is to be completed if (1) certificate(s) representing shares of Great Lakes common stock are to be forwarded along with the Letter of Transmittal, (2) tenders are to be made by book-entry transfer to the account maintained by the exchange agent at The Depository Trust Company unless an agent's message is utilized or (3) guaranteed delivery procedures are being used, according to the procedures contained in the offering circular-prospectus in the section entitled "The Exchange Offer—Guaranteed Delivery Procedure." Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

    These Instructions to the Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the offering circular-prospectus, the Letter of Transmittal and any of the other materials listed on the Checklist enclosed herewith may be directed to the information agent, Morrow & Co., Inc. at (800) 607-0088 (toll-free) in the United States or at (212) 754-8000 elsewhere. Banks and brokerage firms should call the information agent at (800) 654-2468.

SECTION I.  ABOUT YOU AND YOUR SHARES

    Section I of the Letter of Transmittal shows the name and address of the registered holder and the number of shares of Great Lakes common stock owned by you, as reflected on the records of Great Lakes at the time of mailing these instructions. Mark through any incorrect address information that is printed in this area on the Letter of Transmittal. Clearly print your correct address in the space beside the printed information.

    If you cannot locate your stock certificates representing your shares of Great Lakes common stock (other than shares held in book-entry form), promptly contact Great Lakes' transfer agent IN WRITING, to receive replacement instructions. You may mail your notice to Great Lakes Chemical Corporation, Attn: Secretary, 500 East 96th Street, Suite 500, Indianapolis, Indiana, 46240, or send your notice via facsimile to (317) 715-3050.

IMPORTANT INFORMATION FOR GREAT LAKES STOCKHOLDERS
TENDERING SHARES OF GREAT LAKES COMMON STOCK
WHEN CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE.

    If your certificates representing the shares of Great Lakes common stock that you wish to tender are not immediately available or you cannot deliver your shares of Great Lakes common stock and all other documents required by the Letter of Transmittal and these Instructions to the exchange agent on or before the expiration date, you must tender your shares of Great Lakes common stock according to the guaranteed delivery procedures set forth in the section of the offering circular-prospectus entitled "The Exchange Offer—Guaranteed Delivery Procedure" and you should check the box in Section II.A. of the Letter of Transmittal to indicate that you will be tendering through the guaranteed delivery procedure. Pursuant to such procedure: (1) such tender must be made through a participant in the Security Transfer Agents Medallion Program, an "eligible institution;" (2) prior to the expiration date, the exchange agent must have received from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Great Lakes on the pink paper setting forth the name and address of the holder and the number of shares of Great Lakes common stock tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of the execution of the Notice of Guaranteed Delivery, the certificate(s) representing the shares of Great Lakes common stock (or a confirmation of a book-entry transfer of such shares) accompanied by all other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and (3) the certificate(s) representing the shares of Great Lakes common stock tendered by the Letter of Transmittal (or a confirmation of a book-entry transfer of such shares of Great Lakes common stock into the exchange agent's book-entry account), together with a properly completed and duly executed Letter of Transmittal and any required signature guarantees, or an agent's message in connection with the book-entry transfer, and any other documents required by the Letter of Transmittal and these Instructions, must be received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

SECTION II.  TENDER OF SHARES OF GREAT LAKES COMMON STOCK REGISTERED IN YOUR NAME.

    COMPLETE SECTION II OF THE LETTER OF TRANSMITTAL TO INDICATE THE NUMBER OF SHARES OF GREAT LAKES COMMON STOCK YOU WISH TO TENDER IN THE EXCHANGE OFFER. If you are a participant in Great Lakes' 401(k) Savings Plan or OSCA's 401(k) Savings Plan do not use the Letter of Transmittal to tender your shares of Great Lakes common stock held in such plans. You will receive separate instructions to tender your shares from a representative of the plan administrator.

    A) CERTIFICATED SHARES. If you hold certificates for the shares of Great Lakes common stock listed in Section I of the Letter of Transmittal, you must complete Section II.A. to tender these shares of Great Lakes common stock in the exchange offer. You will receive             shares of OSCA Class B common stock for each Great Lakes share that you tender, subject to proration provisions contained in the offering circular-prospectus. If you wish to tender your certificated shares of Great Lakes common stock in the exchange offer, you must complete Section II.A. by filling in the number of shares you are tendering in the exchange offer. If you do not wish to tender any of your certificated shares of Great Lakes common stock, you do not need to complete Section II.A. If you elect to tender any of your certificated shares of Great Lakes common stock, you must deliver original physical stock certificates for all shares of Great Lakes common stock that you wish tendered.

    B) BOOK-ENTRY TRANSFER SHARES. If you hold shares of Great Lakes common stock on the accounts of the book-entry transfer facility, The Depository Trust Company, as set forth in Section I of the Letter of Transmittal, you must complete Section II.B. to tender these shares of Great Lakes common stock in the exchange offer. You will receive       shares of OSCA Class B common stock for each Great Lakes share that you tender, subject to proration provisions contained in the offering circular-prospectus. If you wish to tender your shares of Great Lakes common stock held on the accounts of The Depository Trust Company, you must complete Section II.B. by filling in the number of shares of Great Lakes common stock you are tendering in the exchange offer. If you do not wish to tender any of your shares of Great Lakes common stock on the accounts of The Depository Trust Company, you do not need to complete Section II.B.

    C) ODD-LOTS. If you beneficially own less than 100 shares of Great Lakes common stock and wish to tender all of your shares of Great Lakes common stock, you must complete Section II.C. to receive preferential treatment in the exchange offer. If you beneficially own less then 100 shares of Great Lakes common stock, an "odd-lot," and you tender all of your shares, you will receive preferential treatment if the exchange offer is oversubscribed and all of your shares of Great Lakes common stock tendered will be accepted for exchange. Shares you own in Great Lakes' 401(k) Savings

Plan or OSCA's 401(k) Savings Plan will not be considered odd-lots and tenders of shares of Great Lakes common stock held in these plans will be subject to proration.

SECTION III.  SIGNATURES.

    If you elected to participate in the exchange offer by completing Sections II.A., II.B. or II.C., you must sign the Letter of Transmittal in Section III. All individuals named on the stock certificate(s) representing shares of Great Lakes common stock tendered in the exchange offer and delivered to the exchange agent, and all individuals named on the book-entry account for shares of Great Lakes common stock tendered in the exchange offer, must sign the Letter of Transmittal. The name of each person signing must exactly match the name(s) on the stock certificate(s) or on the book-entry account. Please include your daytime telephone number. IF YOUR NAME HAS CHANGED DUE TO MARRIAGE/DIVORCE, THE HOLDER OR JOINT HOLDER OF YOUR SHARES OF GREAT LAKES COMMON STOCK IS DECEASED OR THE SHARES OF GREAT LAKES COMMON STOCK YOU ARE TENDERING ARE REGISTERED IN THE NAME OF OR FOR THE BENEFIT OF A MINOR, PLEASE REFER TO SECTION IV. OF THESE INSTRUCTIONS FOR ADDITIONAL PROCEDURES REQUIRED TO TENDER YOUR SHARES OF GREAT LAKES COMMON STOCK. IF YOU COMPLETE SECTION IV. OF THE LETTER OF TRANSMITTAL, YOU MUST HAVE THE SIGNATURE IN SECTION III. GUARANTEED BY AN ELIGIBLE INSTITUTION, ACCORDING TO THE PROCEDURES CONTAINED IN THE OFFERING CIRCULAR-PROSPECTUS IN THE SECTION ENTITLED "THE EXCHANGE OFFER—PROCEDURES FOR TENDERING SHARES OF GREAT LAKES COMMON STOCK."

    If the Letter of Transmittal is signed by the registered holder(s) of the shares of Great Lakes common stock tendered by the Letter of Transmittal, no endorsements of certificates or separate stock powers are required. If the Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, the person signing must include their full title and must deliver, with the Letter of Transmittal, proper evidence of authority to exchange the shares of Great Lakes common stock. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

SECTION IV.  SPECIAL TRANSFER INSTRUCTIONS.

    If any of the following applies to shares of Great Lakes common stock that you want to tender in the exchange offer, then please read and comply with these Instructions:

  •
  the shares of Great Lakes common stock that you are tendering are registered in your former name (because your name has changed due to marriage/divorce);

  •
  the registered holder or one of the joint holders of the shares of Great Lakes common stock you are tendering is deceased;

  •
  the shares of Great Lakes common stock you are tendering are registered in the name of a former minor who has reached the legal age of majority; or

  •
  the shares of Great Lakes common stock you are tendering are registered in the name of a custodial account for the benefit of a former minor who has reached the legal age of majority.

    If any of these situations applies to you, then (1) print the name(s) and address of the person(s) who should be recognized as the registered holder of the shares of Great Lakes common stock in the space provided in Section IV. and (2) refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Great Lakes stock certificate(s), if applicable, and your Letter of Transmittal.

    If you are a trustee, executor, administrator or someone acting on behalf of a stockholder and your name is not printed on the Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the shares. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

    We will only process those transfers of shares of Great Lakes common stock that legally must be processed in order for those shares of Great Lakes common stock to be tendered in the exchange offer. Any other elective transfers (such as gifts of shares of Great Lakes common stock, transfers for estate planning purposes, etc.) will be processed by Great Lakes' transfer agent and registrar in accordance with its routine transfer procedures.

    NAME CHANGE DUE TO MARRIAGE OR DIVORCE:

1.
Obtain a signature guarantee for the stockholder whose name is printed on the Letter of Transmittal. If the stock certificate lists or the book-entry account is in the name of joint owners, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature guarantee must be set forth in Section III. of the Letter of Transmittal. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

2.
Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9 or an appropriate Form W-8, as applicable. Please refer to the INSTRUCTIONS—BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

  STOCKHOLDER WHOSE NAME IS PRINTED ON THE LETTER OF TRANSMITTAL IS DECEASED. YOU ARE THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE:

1.
Provide a certified (UNDER RAISED SEAL) copy of the Court Qualification (such as a power of attorney, a letter of testamentary or a letter of appointment) appointing the legal representative (dated within 60 days).

2.
Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature guarantee must be set forth in Section III. of the Letter of Transmittal. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

3.
Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the INSTRUCTIONS—BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

  THE STOCK CERTIFICATE CONTAINS MULTIPLE NAMES OR THE BOOK-ENTRY ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE STOCKHOLDERS/ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR ONLY:

1.
Provide a certified (UNDER RAISED SEAL) copy of the death certificate.

2.
Survivor's signature (signature guarantee is not necessary in this case).

3.
Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9 or an appropriate Form W-8, as applicable. Please refer to the INSTRUCTIONS—BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

  THE STOCK CERTIFICATE CONTAINS MULTIPLE NAMES OR THE BOOK-ENTRY ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE STOCKHOLDERS/ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR, AND ADDING A NAME:

1.
Provide a certified (UNDER RAISED SEAL) copy of the death certificate.

2.
Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature guarantee must be set forth in Section III. of the Letter of Transmittal. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

3.
Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9 or an appropriate Form W-8, as applicable. Please refer to the INSTRUCTIONS—BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

  THE STOCK CERTIFICATE IS HELD IN A CUSTODIAL ACCOUNT AND THE FORMER MINOR HAS REACHED THE LEGAL AGE OF MAJORITY:

1.
The custodian must obtain a signature guarantee for his or her signature. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature guarantee must be set forth in Section III. of the Letter of Transmittal. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

2.
Provide a certified (UNDER RAISED SEAL) copy of the birth certificate for the former minor.

3.
Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9 or an appropriate Form W-8. Please refer to the INSTRUCTIONS—BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

  IF THE REQUEST IS BEING MADE BY THE MINOR WHO HAS REACHED THE LEGAL AGE OF MAJORITY:

1.
The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature guarantee must be set forth in Section III. of the Letter of Transmittal. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

2.
Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute form W-9 or an appropriate Form W-8. Please refer to the INSTRUCTIONS—BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

    If your circumstances differ from those listed above, or if you have any other questions, please contact Morrow & Co., Inc., the information agent, at (800) 607-0088 (toll-free) in the United States or (212) 754-8000 elsewhere.

SECTION V.  NOTICE OF SOLICITED TENDERS.

    Great Lakes will pay a solicitation fee of $      per share, up to a maximum of       shares of Great Lakes common stock per tendering stockholder, for each Great Lakes share tendered and accepted for exchange in the exchange offer. To be eligible, a tender must be accompanied by a completed and signed Notice of Solicited Tenders on gold paper which designates, as having solicited and obtained the tender, the name of (1) any broker or dealer in securities which is a member of any national securities exchange in the United States or of the National Association of Securities Dealers, Inc; or (2) any bank or trust company located in the United States (each a "soliciting dealer"), except that no solicitation fee shall be payable in connection with a tender of shares of Great Lakes common stock by a stockholder (a) tendering more than       shares of Great Lakes common stock; (b) tendering from a country outside the United States or (c) tendering to Morgan Stanley Dean Witter, the dealer manager. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Great Lakes, OSCA, Computershare Trust Company of New York, Morrow & Co., Inc. or Morgan Stanley Dean Witter for purposes of the exchange offer.

    In order for a soliciting dealer to receive a solicitation fee with respect to your tender of shares of Great Lakes common stock, the exchange agent must have received a properly completed and duly executed Letter of Transmittal and a completed Notice of Solicited Tenders on gold paper by three New York Stock Exchange trading days after the expiration date.

    The acceptance of compensation by a soliciting dealer will constitute a representation by it that: (1) it has complied with applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the offering circular-prospectus; (3) in soliciting tenders of shares of Great Lakes common stock, it has used no soliciting materials other than those furnished by Great Lakes; and (4) it has complied with all instructions from Great Lakes as set forth in Great Lakes' letter to the soliciting dealers in connection with the exchange offer.

OTHER IMPORTANT INFORMATION

ALL DISPUTES WILL BE RESOLVED BY GREAT LAKES,
IN ITS SOLE DISCRETION.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered shares of Great Lakes common stock will be determined by Great Lakes, in its sole discretion, and its determination shall be final and binding on all tendering stockholders. Great

Lakes reserves the absolute right to reject any or all tenders of shares of Great Lakes common stock determined by it not to be in proper form or the acceptance of which may, in the opinion of Great Lakes' counsel, be unlawful. Great Lakes also reserves the absolute right to waive any defect or irregularity in any tender of shares of Great Lakes common stock. All tendering stockholders, by execution of the Letter of Transmittal, waive any right to receive notice of the acceptance of their shares of Great Lakes common stock for exchange.

    Great Lakes reserves the right to request any additional information from any record or beneficial owner of shares of Great Lakes common stock that Great Lakes in its sole discretion determines to so request including information with respect to the tax status of any such person or of its partners, stockholders, beneficiaries, principals or participants or the tax impact to Great Lakes of such person tendering shares of Great Lakes common stock.

    None of Great Lakes, the exchange agent, or any other person shall be under any duty to give notification of any defect or irregularity in any tender, or incur any liability for failure to give any such notification. See the section entitled "The Exchange Offer—Great Lakes' Interpretations are Binding" in the offering circular-prospectus.

GREAT LAKES WILL NOT PAY STOCK TRANSFER TAXES FOR EXCHANGE OFFER TENDERS

    Great Lakes will not be responsible for any stock transfer taxes payable on the transfer to it of shares of Great Lakes common stock pursuant to the exchange offer or the transfer to tendering Great Lakes stockholders of shares of OSCA Class B common stock pursuant to the exchange offer.

MUTILATED, LOST, STOLEN OR DESTROYED GREAT LAKES CERTIFICATES

    If any certificate representing shares of Great Lakes common stock has been mutilated, destroyed, lost or stolen, the stockholder must (1) promptly contact Great Lakes' transfer agent, IN WRITING, for further instructions, (2) furnish to the exchange agent evidence, satisfactory to it in its discretion, of the ownership of and the destruction, loss or theft of such certificate, (3) furnish to the exchange agent indemnity, satisfactory to it in its discretion, and (4) comply with such other reasonable requirements as the exchange agent may prescribe. You may mail your notice to Great Lakes Corporation, Attn: Secretary, 500 East 96th Street, Suite 500, Indianapolis, Indiana, 46240, or send your notice via facsimile to (317) 715-3050.

CERTAIN MATTERS RELATING TO FOREIGN JURISDICTIONS

    As of December 4, 2001, there were Great Lakes stockholders with addresses of record in approximately nine jurisdictions throughout the world. As a result, we are seeking to conduct the exchange offer on a global basis. However, Great Lakes is not offering to sell, and is not soliciting any offer to buy, any shares of Great Lakes or OSCA Class B common stock in any foreign jurisdiction in which the offer or sale is not permitted. The offering circular-prospectus and the offering materials relating to the exchange offer may not be distributed or forwarded to stockholders located in any jurisdiction where the exchange offer is not permitted.

    In any jurisdiction where the securities or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer may be made on our behalf, but only with our prior written consent, by one or more registered brokers or dealers licensed under the laws of such jurisdiction. For more information, see the section of the offering circular-prospectus entitled "Exchange Offer—Special Procedures for Certain Jurisdictions Outside the United States."

    Great Lakes stockholders in the United Kingdom are advised that (i) in making any investment decision in connection with the offering by Great Lakes of shares of OSCA Class B common stock, no reliance should be placed on any document issued by or on behalf of Great Lakes and or OSCA, except the UK Prospectus (see the section of the offering circular-prospectus entitled "Certain Matters Relating to Foreign Jurisdictions—Legal Restrictions Governing the Exchange Offer—United Kingdom") and this Letter of Transmittal and (ii) any acceptance by them of the exchange offer is or will be made on the basis of a representation that in making any such investment decision, no reliance has been placed on any document issued by or on behalf of Great Lakes and or OSCA other than the UK Prospectus and this Letter of Transmittal.

GREAT LAKES CAN WAIVE ANY OF THE CONDITIONS TO THE EXCHANGE OFFER,
IN ITS SOLE DISCRETION

    Great Lakes reserves the absolute right, for any reason, to amend or waive any of the specified conditions to the exchange offer in the case of any shares of Great Lakes common stock tendered other than certain conditions specified in the offering circular-prospectus.

IF YOU DESIRE ASSISTANCE OR ADDITIONAL COPIES OF THE OFFERING MATERIALS

    Questions relating to the procedure for tendering and requests for additional copies of the offering circular-prospectus and the Letter of Transmittal may be directed to the information agent, Morrow & Co., Inc., at (800) 607-0077 (toll-free) in the United States or (212) 754-8000 elsewhere. Banks and brokerage firms should contact the information agent, Morrow & Co., Inc. at (800) 654-2468.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

    How many shares of OSCA Class B common stock will I receive for each share of Great Lakes common stock that I tender?

    You will receive       shares of OSCA Class B common stock for each share of Great Lakes common stock that you validly tender in the exchange offer. We sometimes refer to this number in this document as the "exchange ratio." If Great Lakes stockholders validly tender more than       shares of Great Lakes common stock, your shares tendered will be subject to proration as described below. No fractional shares of OSCA Class B common stock will be issued in the exchange offer. Instead, you will be paid cash in lieu of any fractional share.

    Should I participate in the exchange offer?

    The exchange offer is a voluntary transaction and it is completely your decision whether to participate. None of Great Lakes, OSCA or any of their respective directors or officers makes any recommendation as to whether you should tender your shares of Great Lakes common stock. You should examine carefully your specific financial position, plans and needs before you decide whether to participate. We also encourage you to consider, among other things:

  •
  your view of the relative values of a single Great Lakes share and a single OSCA Class B share;

  •
  your individual investment strategy with regard to the two stocks; and

  •
  your opportunity to receive the anticipated premium, if any, as described in the offering circular-prospectus.

    In addition, you should consider all of the factors described in the section of the offering circular-prospectus dated              , 2002 entitled "Risk Factors." You must make your own decision after carefully reading the offering circular-prospectus and consulting with your advisors about your own financial position and requirements.

    If I decide to participate, how will I receive my shares of OSCA Class B common stock?

    Physical certificates representing shares of OSCA Class B common stock will not be issued as a result of the exchange offer. Rather than issuing physical certificates for the shares of OSCA Class B common stock, the exchange agent will credit these shares to book-entry accounts maintained by OSCA's transfer agent, Wells Fargo Shareholder Services, for the benefit of the respective holders. This method of holding stock eliminates the need for actual stock certificates to be issued and eliminates the requirements for physical movement of stock certificates at the time of sale. Promptly following the crediting of shares to your respective book-entry accounts, you will receive a Stock Distribution Statement from the exchange agent evidencing your holdings, as well as general information on the book-entry form of ownership. At that time, you will have the opportunity to indicate whether you wish to receive separate certificates representing shares of OSCA Class B common stock in exchange for each certificate representing shares of Great Lakes common stock; otherwise, a single OSCA Class B certificate will be issued to represent all OSCA Class B shares to which you are entitled.

    You are not required to maintain a book-entry account and you may obtain a stock certificate for all or a portion of your shares of OSCA Class B common stock received as part of the exchange offer at no cost to you. Instructions describing how you can obtain stock certificates will be included with the Stock Distribution Statement mailed to you.

    Can I change my mind after I tender my shares of Great Lakes common stock?

    Yes. You may withdraw tenders of your shares of Great Lakes common stock at any time before the exchange offer expires by following the withdrawal procedures described in the section of the offering circular-prospectus entitled "The Exchange Offer—Withdrawal Rights."

    Are there any conditions to Great Lakes' obligation to complete the exchange offer?

    Yes. Great Lakes is not required to complete the exchange offer unless the conditions set forth in the section of the offering circular-prospectus entitled "Exchange Offer—Conditions for Completion of the Exchange Offer" are satisfied prior to the expiration date. In particular, Great Lakes is not required to complete the exchange offer unless at least       shares of Great Lakes common stock are tendered, so that at least      % of Great Lakes' shares of OSCA Class B common stock can be exchanged. We refer to this minimum number of shares of Great Lakes common stock that must be tendered as the "minimum condition." Great Lakes may waive any or all of the conditions to the exchange offer, including the requirement that the minimum condition be satisfied.

    What happens if more than             shares of Great Lakes common stock are tendered, i.e., the exchange offer is oversubscribed?

    If the exchange offer is oversubscribed, the number of shares of Great Lakes common stock to be accepted from each Great Lakes stockholder who validly tendered and did not properly withdraw shares of Great Lakes common stock will be reduced on a pro rata basis. We refer to this pro rata reduction as "proration." Stockholders who own an aggregate of less than 100 shares of Great Lakes common stock and who tender all of their shares will not be subject to proration. Shares of Great Lakes common stock you own in a Great Lakes or OSCA savings plan, however, will not be subject to this special treatment.

    What happens if the minimum condition is not satisfied and few than       shares of Great Lakes common stock are tendered?

    If fewer than       shares of Great Lakes common stock are tendered in the exchange offer, Great Lakes may choose not to complete the exchange offer or it could choose to waive the minimum condition. If Great Lakes chooses not to complete the exchange offer, it will promptly return any shares of Great Lakes common stock that have been tendered.

    What if my shares of Great Lakes common stock are not accepted for exchange?

    Any shares of Great Lakes common stock not accepted for exchange will be returned to tendering stockholders promptly following the expiration or termination of the exchange offer. Shares of Great Lakes common stock will not be accepted if:

  •
  the conditions set forth in the offering circular-prospectus are not satisfied or waived by Great Lakes;

  •
  the exchange offer is oversubscribed, so that not all tendered shares of Great Lakes common stock are accepted;

  •
  a stockholder did not provide or complete the necessary documents before the expiration date, so the shares of Great Lakes common stock were not validly tendered shares; or

  •
  the exchange offer is not completed by            , 2002, the date that is 40 business days after the date the exchange offer was commenced, unless the exchange offer is extended by Great Lakes.

    Will I receive fractional shares of OSCA Class B common stock in the exchange offer?

    No. Only whole shares of OSCA Class B common stock will be issued in the exchange offer; you will not receive any fractional OSCA Class B shares. Instead, the exchange agent, acting on behalf of the stockholders, will aggregate any fractional shares of OSCA Class B common stock that you and other tendering stockholders otherwise would have received in the exchange offer and will sell the fractional shares on behalf of you and the other tendering stockholders. You will receive cash proceeds from such sale equal to the value of the fractional shares sold on your behalf, net of commissions.

    How will my untendered or unaccepted shares of Great Lakes common stock be returned to me?

    If you delivered a certificate representing more shares of Great Lakes common stock than you desired to tender for exchange, you decided to withdraw your tendered shares prior to the expiration date, or if fewer than all tendered shares are accepted for exchange due to proration, the unexchanged shares of Great Lakes common stock will be returned to you by:

  •
  mailing you a stock certificate, if you tendered your shares by delivering a stock certificate to the exchange agent; or

  •
  crediting your account in accordance with The Depository Trust Company's procedures, if you tendered shares held by your broker.

  What shares of Great Lakes common stock can I tender in the exchange offer?

    All shares of Great Lakes common stock that you own outright, through a broker or in book-entry form may be tendered in the offering. Shares held in any Great Lakes 401(k) Savings Plan and OSCA's

401(k) Savings Plan, however, may be tendered only by current OSCA and Great Lakes employees. The following table describes which shares may be tendered by which Great Lakes stockholders:

PLAN	ELIGIBLE PARTICIPANTS	SHARES YOU MAY TENDER
Great Lakes 401(k) Plan**	Great Lakes participants (current employees) only	All shares credited to accounts of current Great Lakes employees before the exchange offer expires
OSCA Savings Plan**	OSCA participants (current employees) only	All shares credited to accounts of current OSCA employees before the exchange offer expires

**
To tender shares of Great Lakes common stock held in these plans, you must complete a Form of Election and deliver it to the trustee of the savings plan. You cannot use the Letter of Transmittal to tender these shares.

DELIVERY INSTRUCTIONS

    The method of delivery of the Letter of Transmittal, the certificate(s) representing shares of Great Lakes common stock tendered and any other required documents is at the option and risk of the tendering stockholder. Except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the exchange agent. If you send certificate(s) representing shares of Great Lakes common stock by mail, we recommend that you use registered mail, return receipt requested, and allow sufficient time to ensure timely receipt by the expiration date. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent. DO NOT FAX THE LETTER OF TRANSMITTAL.

    No alternative, conditional or contingent tenders will be accepted for exchange in the exchange offer. All tendering stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their shares of Great Lakes common stock.

    The Letter of Transmittal, the certificate(s) representing shares of Great Lakes common stock tendered and any other required documents should be sent to:

COMPUTERSHARE TRUST COMPANY OF NEW YORK

By Mail:	By Hand or Overnight Delivery:
Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

DELIVERY OF THE LETTER OF TRANSMITTAL TO A PERSON OTHER THAN THE EXCHANGE AGENT OR TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR BY FACSIMILE WILL NOT CONSTITUTE VALID DELIVERY.

QuickLinks

GREAT LAKES CHEMICAL CORPORATION INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL
IMPORTANT INFORMATION FOR GREAT LAKES STOCKHOLDERS TENDERING SHARES OF GREAT LAKES COMMON STOCK WHEN CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE.
OTHER IMPORTANT INFORMATION ALL DISPUTES WILL BE RESOLVED BY GREAT LAKES, IN ITS SOLE DISCRETION.
GREAT LAKES WILL NOT PAY STOCK TRANSFER TAXES FOR EXCHANGE OFFER TENDERS
MUTILATED, LOST, STOLEN OR DESTROYED GREAT LAKES CERTIFICATES
CERTAIN MATTERS RELATING TO FOREIGN JURISDICTIONS
GREAT LAKES CAN WAIVE ANY OF THE CONDITIONS TO THE EXCHANGE OFFER, IN ITS SOLE DISCRETION
IF YOU DESIRE ASSISTANCE OR ADDITIONAL COPIES OF THE OFFERING MATERIALS
DELIVERY INSTRUCTIONS
COMPUTERSHARE TRUST COMPANY OF NEW YORK